UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2013

Date of Report

May 1, 2013

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54654	N/A
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of principal executive offices, including zip code)

(770) 222-5888

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2013 Labor Smart, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Qwik Staffing Solutions, Inc. (“Qwik”).  Under the terms of the Agreement, Qwik shall sell, assign, transfer, and convey and the Company shall purchase, acquire and accept all of the operating assets (the “Assets”) of Qwik, excluding cash and accounts receivable.  In consideration for the Assets, the Company shall pay Three Hundred Twenty Thousand Dollars ($320,000).  The first One Hundred Fifty Thousand ($150,000) shall be paid one (1) day prior to the delivery and transfer of the Assets.  The remaining One Hundred Seventy Thousand Dollars ($170,000) shall be paid in monthly installments by paying an amount equal to six and one half percent (6.5%) of the monthly accounts receivable collected by operating the Orlando, Jacksonville and Tampa, Florida locations.  In the event these aggregate monthly payments total less than One Hundred Seventy Thousand Dollars ($170,000), after fourteen (14) month, Qwik shall issue the Company a credit memo for the difference.  A copy of the Agreement is attached hereto as Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 6, 2013, the Company closed the Agreement described in Item 1.01 above and funded the first One Hundred Fifty Thousand Dollars ($150,000) as required under the Agreement.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement executed on May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2013

LABOR SMART INC.
By:	/s/ Ryan Schadel
Name:	Ryan Schadel
Title:	Chief Executive Officer